Exhibit 3.1
AMENDED AND RESTATED BYLAWS
OF
CHENIERE ENERGY, INC.
As Amended and Restated
August 30, 2024
ARTICLE I.

OFFICES
SECTION 1.1. Registered Office. Unless and until otherwise determined by the Board of Directors of Cheniere Energy, Inc. (the “Corporation”), the registered office of the Corporation in the State of Delaware shall be at the office of Corporation Service Company. The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle, and the registered agent in charge thereof shall be Corporation Service Company.
SECTION 1.2. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may from time to time require.
ARTICLE II.
MEETING OF STOCKHOLDERS
SECTION 2.1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, if any, either within or without the State of Delaware, as shall be designated from time to time by the Board. The Board may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but shall instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the “General Corporation Law”).
SECTION 2.2. Annual Meetings. If required by applicable law, the annual meeting of stockholders of the Corporation for the election of directors of the Corporation (“Directors”) and for the transaction of such other business as may properly come before such meeting, shall be held on such date and at such time as shall be fixed from time to time by resolution of the Board. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

SECTION 2.3. Special Meetings. Unless otherwise required by law or by the amended and restated certificate of incorporation of the Corporation, as it may be amended and restated from time to time (the “Certificate of Incorporation”), special meetings of stockholders for any purpose or purposes may be called by any of (i) the Board, (ii) the Chair of the Board of the Corporation (the “Chair”), if any, (iii) the Chief Executive Officer, (iv) the President or (v) the Secretary of the Corporation (the “Secretary”) at the request in writing or by electronic transmission of a majority of the Board and shall be called by the Board upon written request to the Secretary by the record holder or holders of at least 50.1% of the outstanding shares of common stock of the Corporation (the “Requisite Percentage”), who have complied in full with the requirements set forth in these Bylaws (such request, a “Stockholder Meeting Request”). A special meeting of stockholders may be held at such date, time and place, if any, within or without the State of Delaware as may be designated from time to time by the Board; provided, however, that the date of any such special meeting called upon the receipt of a Stockholder Meeting Request shall be not more than ninety (90) days after the Stockholder Meeting Request is received by the Secretary. In fixing a date, time and place, if any, for any special meeting of stockholders, the Board may consider such factors as it deems relevant, including without limitation, the nature of the matters to be considered, the facts and circumstances related to any request for a meeting and any plan of the Board to call an annual meeting or special meeting. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board.
A Stockholder Meeting Request shall be delivered to the Secretary and shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall be accompanied by a written notice setting forth the information required by Section 2.13 of these Bylaws as to the business proposed to be conducted at the special meeting and as to the stockholder(s) proposing such business and/or as to any nominations proposed to be presented at the special meeting and as to the stockholder(s) proposing such nominations. In addition to the foregoing, a Stockholder Meeting Request must include (x) an acknowledgment of the requesting stockholder(s) that any disposition by such stockholder(s) after the date of the Stockholder Meeting Request of any shares of the Corporation’s common stock shall be deemed a revocation of the Stockholder Meeting Request with respect to such shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied, and (y) a commitment by such stockholder(s) to continue to satisfy the Requisite Percentage through the date of the requested special meeting of stockholders and to notify the Corporation upon any disposition of any shares of the Corporation’s common stock. The requesting stockholder(s) shall certify in writing on the day prior to the requested special meeting of stockholders as to whether the requesting stockholder(s) continue to satisfy the Requisite Percentage. In addition to the foregoing, the requesting stockholder(s) shall promptly provide any other information reasonably requested by the Corporation.
In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage, multiple Stockholder Meeting Requests delivered to the Secretary will be considered together only if (i) each Stockholder Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board (which, if such purpose is the nominating of a person or persons for election to the Board, will mean that the exact same person or persons are nominated in each relevant Stockholder Meeting Request), and (ii) such Stockholder Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Stockholder Meeting Request. A stockholder may revoke a Stockholder Meeting Request at any time by written revocation delivered to the Secretary. If, following revocation of any Stockholder Meeting Requests (including with respect to shares of the Corporation’s common stock disposed by any requesting stockholder(s) after the date of its Stockholder Meeting Request), there are unrevoked requests from stockholders holding in the aggregate less than the Requisite Percentage, the Board, in its discretion, may cancel the special meeting. If none of the requesting stockholder(s) who submitted the Stockholder Meeting Request appears or sends a qualified representative to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.
At any special meeting requested by stockholders, the business transacted shall be limited to the purpose(s) stated in the Stockholder Meeting Request; provided, however, that the Board shall have the authority in its discretion to submit additional matters to the stockholders and to cause other business to be transacted. Notwithstanding the foregoing provisions of this Section 2.3, a special meeting of stockholders requested by stockholders shall not be held if (i) the business specified in the Stockholder Meeting Request is not a proper subject for stockholder action under applicable law (as determined by the Board), (ii) the Board has called or calls for an annual or special meeting of stockholders to be held within ninety (90) days after the Secretary receives the Stockholder Meeting Request and the Board determines that the business of such meeting includes (among any other matters properly brought before the annual meeting) the business specified in the Stockholder Meeting Request, (iii) the Stockholder Meeting Request is received by the Secretary during the period commencing ninety (90) days prior to the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the next annual meeting of stockholders, (iv) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within ninety (90) days prior to receipt by the Secretary of the Stockholder Meeting Request (and, for purposes of this clause (iv), the nomination, election or removal of Directors shall be deemed a “Similar Item” with respect to all items of business involving the nomination, election or removal of Directors, the changing the size of the Board and the filling of vacancies and/or newly created directorships), or (v) the Stockholder Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law.
SECTION 2.4. Notice of Meetings. Whenever stockholders are required or permitted to take action at a meeting, a notice of the meeting of stockholders shall be given stating the place, if any, date and time of such meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to vote at the meeting or any adjournment thereof (if such record date is different from the record date for determining the stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given to each stockholder entitled to notice of the meeting as of the record date for determining stockholders entitled to notice of the meeting, not less than ten (10) nor more than sixty (60) days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.
Notice of a special meeting of stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of stockholders shall state the purpose or purposes of such meeting.
Whenever notice is required to be given under any statute or the Certificate of Incorporation or these Bylaws to any stockholder to whom (i) notice of two (2) consecutive annual meetings, and all notice of meetings or of the taking of action by written consent without a meeting to such person during the period between such two (2) consecutive annual meetings or (ii) all, and at least two (2), payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his or her address as shown on the records of the Corporation and have been returned because undeliverable, the giving of notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his or her then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any of the other sections of the General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this Section 2.4.
SECTION 2.5. Waiver of Notice. Any waiver of notice of any annual or special meeting of stockholders given by the stockholder entitled to notice, whether before or after such meeting, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any waiver of notice thereof. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
SECTION 2.6. Adjournments. Any stockholders’ meeting, annual or special, whether or not a quorum (as defined in Section 2.7 hereinafter) is present, may be adjourned from time to time to reconvene at the same or some other place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), and notice need not be given of the adjourned meeting if the date, time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these Bylaws. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for determining stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting in accordance with the requirements of Section 2.4 hereof shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
SECTION 2.7. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders, the holders of a majority in voting power of the outstanding shares of stock entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at the meetings. Abstentions and broker non-votes shall be deemed to be shares present for quorum purposes. If, however, such quorum shall not be present in person or by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or by proxy, may, by a majority in voting power thereof, adjourn the meeting from time to time in accordance with Section 2.6 of these Bylaws until a quorum shall be present in person or by proxy. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
SECTION 2.8. Voting. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share held by such stockholder which has voting power upon the matter in question. On any matter where a minimum or other vote of stockholders is provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, such minimum or other vote shall be the required vote on such matter (with the effect of abstentions and broker non-votes to be determined based on the vote required). All other matters presented to the stockholders at a meeting at which a quorum is present for which no minimum or other vote is called for by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, other than for the election of Directors, shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock entitled to vote on the matter, present in person or by proxy (with abstentions counting as votes against the matter and broker non-votes not counting as shares entitled to vote on the matter).
Subject to the rights of the holders of any series of preferred stock to elect Directors under specified circumstances, each Director shall be elected by the vote of a majority of votes cast with respect to that Director’s election at any meeting for the election of Directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders, the number of nominees exceeds the number of Directors to be elected (a “Contested Election”), the Directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 2.8, a “majority of votes cast” shall mean that the number of votes cast “for” a Director’s election exceeds the number of votes cast “against” that Director’s election (with “abstentions” and “broker non-votes” not counted as votes cast either “for” or “against” that Director’s election). In the event an incumbent Director fails to receive a majority of votes cast in an election that is not a Contested Election, such incumbent Director shall submit to the Corporation, in accordance with Section 3.4 of these Bylaws, such director’s resignation from the Board, contingent on acceptance of that resignation by the Board. The Governance and Nominating Committee shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent Director, or whether other action should be taken. The Board shall act on the resignation, taking into account the Governance and Nominating Committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the U.S. Securities and Exchange Commission (the “SEC”)) its decision regarding the resignation (and, if such resignation is rejected, the rationale behind the decision) within ninety (90) days following certification of the election results. The Director whose resignation is being considered shall not participate in the deliberations of the Governance and Nominating Committee or the Board with respect to whether to accept such director’s resignation. If the Director’s resignation is not accepted by the Board, such Director shall continue to serve until his or her successor is duly elected, or until his or her earlier resignation or removal. If the Board accepts a Director’s resignation pursuant to this Section 2.8, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board may fill the resulting vacancy pursuant to Article III, Section 3.3 of these Bylaws.
SECTION 2.9. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders at such time as the Board may require. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. Any stockholder directly or indirectly soliciting proxies from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use by the Board.
SECTION 2.10.Organization. Meetings of stockholders shall be presided over by the Chair, if any, or in his or her absence by the Vice Chair of the Board, if any, or in his or her absence by the President, or in his or her absence by an Executive Vice President, Senior Vice President, or Vice President, or in the absence of the foregoing persons by a chair of the meeting designated by the Board, or in the absence of such designation by a chair chosen at the meeting.

The Secretary shall act as secretary of the meeting, but in his or her absence the chair of the meeting may appoint any person to act as secretary of the meeting.
SECTION 2.11.List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.11 or to vote in person or by proxy at any meeting of stockholders.
SECTION 2.12.Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chair of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of the meeting shall have the right and authority to convene and (for any or no reason and whether or not a quorum is present) to recess and/or adjourn the meeting of stockholders, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants. The chair of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the participants of the meeting that a nomination or matter or business was not properly brought before the meeting and if such chair should so determine, such chair shall so declare to the participants of the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 2.13.Notice of Stockholder Business and Nominations.
(A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any duly authorized committee thereof, (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.13 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election or proposed business and who complies with the notice procedures set forth in this Section 2.13 or (d) by any Eligible Stockholder (as defined in Section 2.15 below) who complies with the requirements and procedures set forth in Section 2.15 and whose Nominee (as defined in Section 2.15 below) satisfies the requirements set forth in Section 2.15. For the avoidance of doubt, the foregoing clauses (c) and (d) shall be the exclusive means for a stockholder to make director nominations, and the foregoing clause (c) shall be the exclusive means for a stockholder to propose other business (other than a proposal to be included in the Corporation’s proxy materials that is submitted pursuant to and in compliance with Rule 14a-8 under the Exchange Act).
(2)For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.13, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation); provided that to be timely for purposes of Section 2.15, a Nomination Notice (as defined in Section 2.15) must be delivered to the Secretary at the principal executive offices of the Corporation within the time periods provided in Section 2.15 of these Bylaws. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:
(a)     as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
(i)     the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner;

(ii)     the class or series and number of shares of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder and such beneficial owner;
(iii)     a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with such stockholder and/or such beneficial owner, including, in the case of a nomination, the nominee;
(iv)     a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation;
(v)     with respect to a nomination, any material interest of such stockholder and/or such beneficial owner, if any, in such nomination;
(vi)     a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;
(vii)     a representation whether such stockholder or such beneficial owner, if any, intends or is part of a group which intends to (A) solicit proxies or votes from stockholders in support of the election of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to any nomination or other business proposed to be considered at the meeting, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation; and
(viii)     any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;
(b)     as to each person whom the stockholder proposes to nominate for election as a director:
(i)     the name, address and principal occupation of such person;
(ii)    the class or series and number of shares of capital stock of the Corporation which are owned beneficially and/or of record by such person;

(iii)     a description of any agreement, arrangement or understanding with respect to the nomination entered into by such person and any others acting in concert with such person;
(iv)     a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such person, with respect to securities of the Corporation;
(v)     all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder;
(vi)     such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;
(vii)     a written questionnaire with respect to the background and qualifications of such person, completed by such person in the form required by the Corporation (which form such person or the nominating stockholder shall request in writing from the Secretary prior to submitting notice); and
(viii)     such person’s written representation and agreement completed by such person in the form required by the Corporation (which form such person or the nominating stockholder shall request in writing from the Secretary prior to submitting notice) providing that such person (A) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, in each case in connection with candidacy, election or service as a director of the Corporation that has not been disclosed to the Corporation other than agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy or election as a director (but not, for the avoidance of doubt, in connection with service as a director) or any pre-existing employment agreement a candidate has with his or her employer (not entered into in contemplation of the employer’s investment in the Corporation or such employee’s candidacy as a director), (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity as to how such person would vote or act on any issue or questions as a director (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply if elected as a director of the Corporation, with his or her fiduciary duties under applicable law and (C) if elected as a director of the Corporation, will comply with all policies and guidelines of the Corporation that are applicable to directors of the Corporation; and
(c)     as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.
The foregoing notice requirements of this paragraph (A) of this Section 2.13 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The number of nominees such stockholder may include in a notice under this Section 2.13 or nominate for election at the annual meeting on its own behalf (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the annual meeting on behalf of such beneficial owner) pursuant to this Section 2.13 shall not exceed the number of directors to be elected at such annual meeting, provided that the requirements of this sentence shall be in addition to, and not in lieu of, the requirements of this Section 2.13.
(3)Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.13 to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 2.13 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation; provided that to be timely for purposes of Section 2.15, a Nomination Notice (as defined in Section 2.15) must be delivered to the Secretary at the principal executive offices of the Corporation within the time periods provided in Section 2.15 of these Bylaws.
(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or any duly authorized committee thereof or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.13 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.13. The number of nominees such stockholder may nominate for election at the special meeting at which directors are to be elected on its own behalf (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the special meeting on behalf of such beneficial owner) pursuant to this Section 2.13 shall not exceed the number of directors to be elected at such special meeting, provided that the requirements of this sentence shall be in addition to, and not in lieu of, the requirements of this Section 2.13. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one (1) or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 2.13 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Nominations pursuant to Section 2.15 of these Bylaws may not be made in connection with a special meeting of stockholders.
(C) General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 or Section 2.15, as applicable, shall be eligible to be elected at an annual meeting (or special meeting as to Section 2.13 only) of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. Except as otherwise provided by law, the Board or the chair of the meeting, subject to Section 2.12, shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.13 or Section 2.15, as applicable and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.13 or Section 2.15, as applicable, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted, notwithstanding that such nominees or business may have been included in the proxy or votes in respect of such matters may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.13 and Section 2.15, as applicable, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that such nominees or business may have been included in the proxy or votes in respect of such matters may have been received by the Corporation. For purposes of Section 2.3, this Section 2.13 and Section 2.15, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(2)A stockholder providing notice of any nomination or business proposed to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.13 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting or special meeting. For the avoidance of doubt, any information provided pursuant to this Section 2.13(C)(2) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2.13 and shall not extend the time period for the delivery of notice pursuant to this Section 2.13.
(3)If (A) any stockholder or beneficial owner provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (B) (1) such stockholder or beneficial owner subsequently either (x) notifies the Corporation that such stockholder or beneficial owner no longer intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act and (2) no other stockholder or beneficial owner that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such proposed nominee (x) to the Corporation’s knowledge, still intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the nomination of such proposed nominee shall be disregarded and no vote on the election of such proposed nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any stockholder or beneficial owner provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder or such beneficial owner shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19 under the Exchange Act have been satisfied.
(4)For purposes of this Article II, the following definitions shall apply:

(a) “affiliate” of a person shall mean another person that, directly or indirectly through one of more intermediaries, controls, is controlled by or is under common control with such person.
(b) “associate” of a person shall mean (i) any corporation or organization (other than a majority-owned subsidiary of such person) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any immediate family member or spouse of such person who has the same home as such person or who is a director or officer of the corporation or any of its parents or subsidiaries.
(c) “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(5)Notwithstanding the foregoing provisions of this Section 2.13 and Section 2.15, a stockholder shall also comply with all applicable requirements of applicable law including the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.13 and Section 2.15; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.13 (including paragraphs (A)(1)(c) and (B) hereof) and Section 2.15, as applicable, and compliance with paragraphs (A)(1)(c) and (B) of this Section 2.13 and Section 2.15 (with respect to nominations) shall be the exclusive means for a stockholder to make nominations or submit business other than nominations (other than business other than nominations brought properly under and in compliance with Rule 14a-8 under the Exchange Act, as may be amended from time to time). Nothing in this Section 2.13 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or Section 2.15, as applicable or (b) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
SECTION 2.14.Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one (1) or more inspectors of election, who may be officers, employees or agents of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chair of the meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. No person who is a candidate for an office at an election may serve as an inspector at such election.
SECTION 2.15.Proxy Access for Director Nominations.
(A) Inclusion of Nominee in Proxy Statement. Subject to the terms and conditions of this Section 2.15, if expressly requested in the relevant Nomination Notice (as defined below), then, in addition to any persons nominated for election by or at the direction of the Board or any duly authorized committee thereof, the Corporation shall include in its proxy statement for an annual meeting of stockholders with respect to the election of directors: (1) the name of any person nominated for election to the Board (the “Nominee”) by any Eligible Holder (as defined below) or group of no more than twenty (20) Eligible Holders that has (individually and collectively, to the extent applicable, in the case of a group) satisfied, as determined by the Board or its designee, acting in good faith, all applicable conditions and complied with all applicable procedures (including, but not limited to, notice requirements) set forth in this Section 2.15 (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder”), (2) information about the Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement, (3) if the Nominating Stockholder so elects, a Supporting Statement (as defined below), and (4) such other information that the Corporation or the Board determines, in its sole discretion, to include in the proxy statement relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided by the Nominating Stockholder pursuant to this Section 2.15. Subject to the terms and conditions of this Section 2.15, the name of any Nominee shall also be set forth on the Corporation’s form of proxy and ballot distributed by the Corporation in connection with such annual meeting.
(B) Maximum Number of Nominees. (1) The maximum number of Nominees nominated by all Eligible Holders that will be included in the Corporation’s proxy materials for an annual meeting of stockholders shall not exceed that number of directors constituting 20% of the total number of directors of the Corporation in office on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.15 (rounded down to the nearest whole number if 20% is not a whole number, but not less than two (2)) (the “Maximum Number”); provided that the Maximum Number for a particular annual meeting shall be reduced by: (a) Nominees who are subsequently withdrawn or who the Board itself decides to nominate for election at such annual meeting, and (b) the number of incumbent directors who had been Nominees with respect to any of the two (2) preceding annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board. In the event that one (1) or more vacancies for any reason occurs on the Board after the deadline set forth in Section 2.15(D) below but before the date of the annual meeting, and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.
(2) Any Nominating Stockholder submitting more than one (1) Nominee for inclusion in the proxy materials pursuant to this Section 2.15 shall rank such Nominees based on the order that the Nominating Stockholder desires such Nominees to be selected for inclusion in the proxy statement in the event that the number of Nominees pursuant to this Section 2.15 for any annual meeting of stockholders exceeds the Maximum Number. In the event that the number of Nominees submitted by Nominating Stockholders exceeds the Maximum Number, the highest ranking Nominee submitted by a Nominating Stockholder pursuant to this Section 2.15 will be selected for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation as disclosed as owned in each Nominating Stockholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after the highest ranking Nominee who meets the requirements of this Section 2.15 from each Nominating Stockholder has been selected. If, after the deadline for submitting a Nomination Notice as set forth in Section 2.15(D), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Nominee becomes unwilling or unable to serve on the Board, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (i) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (ii) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and such Nominee’s election will not be voted on at the annual meeting.
(C) Eligibility of Nominating Stockholder. (1) For purposes of this Section 2.15, an “Eligible Holder” is a person who has either (a) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 2.15 continuously for the three-year (3) period specified in Subsection (2) below or (b) provides to the Secretary of the Corporation, within the time period referred to in Section 2.15(D), evidence of continuous ownership of such shares for such three-year (3) period from one (1) or more securities intermediaries in a form that the Board or its designee, acting in good faith, determines would be deemed acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).
(2) An Eligible Holder or group of up to twenty (20) Eligible Holders may submit a nomination in accordance with this Section 2.15 only if the person or group (in the aggregate) has continuously owned at least 3% of the Corporation’s outstanding common stock as of the date of the Nomination Notice (the “Minimum Number”) for the three-year (3) period preceding the Nomination Notice and continues to own at least the Minimum Number through the date of the annual meeting. Two (2) or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one (1) Eligible Holder if such funds shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates compliance with the criteria above. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 2.15, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Holders at any time prior to the annual meeting of stockholders, the group of Eligible Holders shall only be deemed to own the shares held by the remaining members of the group.
(3) For purposes of this Section 2.15, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (a) and (b) shall not include any shares: (i) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (ii) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell, or (iii) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares; provided that the Eligible Holder has the power to recall such loaned shares on five (5) business days’ notice and has provided a representation that it will promptly recall such loaned shares upon being notified that any of its Nominees will be included in the Corporation’s proxy materials and will continue to hold such shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board or any authorized committee thereof. No person shall be permitted to be in more than one (1) group constituting a Nominating Stockholder, and if any person appears as a member of more than one (1) group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice or if the group with the largest ownership position cannot be determined from the Nomination Notice the group otherwise determined by the Board. An Eligible Holder shall include in its Nomination Notice the number of shares it is deemed to own for purposes of this Section 2.15.
(D) Nomination Notice. In order to make a nomination of a Nominee pursuant to this Section 2.15, the Nominating Stockholder must, not later than the close of business on the one hundred twentieth (120th) calendar day, nor earlier than the one hundred fiftieth (150th) calendar day, prior to the first anniversary of the date that the Corporation first mailed its proxy statement to stockholders for the prior year’s annual meeting of stockholders, submit to the Secretary of the Corporation at the principal executive office of the Corporation all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the first anniversary of the Corporation’s prior year’s annual meeting of stockholders and ends thirty (30) days after the first anniversary of the Corporation’s prior year’s annual meeting of stockholders (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is one hundred and eighty (180) days prior to such Other Meeting Date and the tenth day following the date on which public announcement of such Other Meeting Date is first made:
(1) A copy of the Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;
(2) A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, in the case of a group, each group member): (a) the information, questionnaire, representations, agreements and director qualifications required with respect to the nomination of directors pursuant to Section 2.13(A)(2) of these Bylaws; (b) a representation and warranty that the Nominating Stockholder (i) did not acquire, and is not holding, securities of the Corporation for the purpose or with the intent of influencing or changing control of the Corporation, (ii) satisfies the eligibility requirements set forth in Section 2.15(C), has provided evidence of ownership to the extent required by Section 2.15(C) and intends to continue to satisfy the eligibility requirements described in Section 2.15(C) through the date of the annual meeting and (iii) will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the annual meeting; (c) if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board, provided that such statement shall not exceed five hundred (500) words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (a “Supporting Statement”); (d) in the case of a nomination by a group, the designation by all group members of one (1) group member that is authorized to act on behalf of all group members and receive communications, notices and inquiries from the Corporation with respect to matters relating to the nomination, including withdrawal of the nomination and (e) a representation and warranty that the Nominating Stockholder will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they were made not misleading; and (f) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election any individual as a director at the annual meeting, other than its Nominee(s);
(3) An executed agreement, in a form deemed satisfactory by the Board or its designee, acting in good faith, pursuant to which the Nominating Stockholder (including each group member) agrees: (a) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (b) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors or out of the information that the Nominating Stockholder provides to the Corporation, including, without limitation, the Nomination Notice; (c) to file with the SEC any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act; (d) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Nominating Stockholder, including but not limited to the Nominating Stockholder’s breach or alleged breach of its obligations, agreements or representations under this Section 2.15; and (e) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member, in the case of a group), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 2.15(C), to promptly (and in any event within forty eight (48) hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and
(4) An executed agreement, in a form deemed satisfactory by the Board or its designee, acting in good faith, by the Nominee: (a) to provide to the Corporation such other information, including completion of the Corporation’s director questionnaire, as it may reasonably request; (b) that the Nominee has read and agrees, if elected, to serve as a member of the Board, to adhere to the Corporation’s policies and guidelines applicable to directors (which policies and guidelines the Nominating Stockholder shall request in writing from the Secretary); (c) that the Nominee is not and will not become a party to (i) any Voting Commitment that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties under applicable law; (d) that the Nominee is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, in each case in connection with candidacy, election or service as a director of the Corporation that has not been disclosed to the Corporation other than agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy or election as a director (but not, for the avoidance of doubt, in connection with service as a director) or any pre-existing employment agreement a candidate has with his or her employer (not entered into in contemplation of the employer’s investment in the Corporation or such employee’s candidacy as a director); and (e) that the Nominee will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects (and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading).
The information and documents required by Section 2.15(D) to be provided by the Nominating Stockholder shall be: (a) provided with respect to and executed by each group member, in the case of information applicable to group members; and (b) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.15 (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.
A Nominating Stockholder providing a Nomination Notice pursuant to this Section 2.15 for an annual meeting of stockholders shall further update and supplement the Nomination Notice, if necessary, so that the information provided or required to be provided in such Nomination Notice pursuant to this Section 2.15 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of such annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting.
(E) Exceptions. Notwithstanding anything to the contrary contained in this Section 2.15, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Supporting Statement) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if: (a) the Corporation receives a notice (whether or not subsequently withdrawn) pursuant to Section 2.13(A)(2) of these Bylaws that a stockholder intends to nominate a candidate for director at the annual meeting; (b) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 2.15 or the Nominating Stockholder withdraws its nomination; (c) the Board, acting in good faith, determines that such Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with the Corporation’s Bylaws or Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded; (d) the Nominee was nominated for election to the Board pursuant to this Section 2.15 at one (1) of the Corporation’s two (2) preceding annual meetings of stockholders and either withdrew or became ineligible; (e) the Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; (f) the Corporation is notified, or the Board acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.15, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Nominee becomes unwilling or unable to serve on the Board or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Nominee under this Section 2.15, (g) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to the Nominee or any nominee of the Board; (h) if the Nominee’s candidacy or, if elected, Board membership would violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded; (i) if the Nominee: (i) does not qualify as independent under the rules of the primary stock exchange on which the Corporation’s securities are traded, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining independence of the Corporation’s directors, (ii) does not meet the audit committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded, (iii) is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (iv) is or has been subject to any event specified in Rule 506(d) of Regulation D (or any successor rule) under the Securities Act or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, or (v) is a named subject of a pending criminal proceeding (excluding traffic violations and minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years. In addition, notwithstanding anything to the contrary contained in this Section 2.15, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement of the Nominee included in the Nomination Notice, if the Board in good faith determines that (x) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading or (y) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation. The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

(F) Exclusive Method for Proxy Access. This Section 2.15 shall be the exclusive method for stockholders to include nominees for Director in the Corporation’s proxy materials other than with respect to Rule 14a-19 to the extent applicable with respect to forms of proxy.
(G) The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 2.15 and to make any and all determinations necessary or advisable to apply this Section 2.15 to any persons, facts or circumstances. Any such interpretation or determination adopted in good faith by the Board (or any other person or body authorized by the Board) shall be binding on all persons, including the Corporation and its stockholders (including any beneficial owners).
ARTICLE III.
BOARD OF DIRECTORS
SECTION 3.1. General Powers. Except as may otherwise be provided by law or in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.
SECTION 3.2. Number and Term of Office. The number of Directors shall be determined from time to time by the Board. Directors need not be stockholders. Directors shall be elected at the annual meeting of stockholders. As provided in the Certificate of Incorporation, the Directors shall be elected at each annual meeting to hold office for a term expiring at the next annual meeting and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.
SECTION 3.3. Vacancies and Newly Created Directorships. Subject to applicable law and the rights of holders of any series of preferred stock to elect additional Directors under specified circumstances, vacancies on the Board, and newly created directorships resulting from any increase in the authorized number of Directors, may be filled only by the affirmative vote of a majority of the Directors then in office, though less than a quorum, and not by stockholders. Any Director so chosen to fill a vacancy or a newly created directorship shall hold office for a term expiring at the next annual meeting and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in the authorized number of Directors constituting the Board shall shorten the term of any incumbent Director.
SECTION 3.4. Resignation. Any Director may resign from the Board or any committee thereof at any time by giving notice in writing or by electronic transmission to the Board, the Chair, if any, or the Secretary and, in the case of a committee, to the committee chair of such committee, if any. Such resignation shall take effect at the time or upon the occurrence of some other event specified in such notice or, if such a time or such an event be not specified, then such resignation shall take effect upon receipt thereof by the Board, the Chair or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.
SECTION 3.5. Removal. Subject to the rights of the holders of any series of preferred stock then outstanding, any Director, or the entire Board, may be removed from office with or without cause by the holders of a majority in voting power of the outstanding stock then entitled to vote at an election of directors.
SECTION 3.6. Meetings. Regular Meetings. As soon as practicable after each annual meeting of the stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.8 hereof. Other regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine.
(a) Special Meetings. Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by the Chair, the Vice Chair, the President, the Secretary or by, or at the request of, a majority of the Directors then in office.
(b) Notice of Meetings. Notice of each regular meeting of the Board held pursuant to this Section 3.6 on a date and at a time previously furnished to the Board shall not be required. Notice of each special meeting of the Board shall be given by the Secretary or the person calling the meeting at least twenty-four (24) hours before the special meeting. Notice may be given in writing and delivered personally or mailed to the Directors at their addresses appearing on the books of the Corporation, by telecopier, by telephone or by other means of electronic transmission. A waiver of notice, whether in writing or by electronic transmission, signed by the Director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any waiver of notice thereof. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except when such Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened.
(c) Quorum and Manner of Acting. A majority of the total number of Directors then in office shall constitute a quorum for the transaction of business at such meeting. The vote of a majority of the Directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws. In the absence of a quorum for any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time until a quorum shall be present.
(d) Organization. At each meeting of the Board, one (1) of the following shall act as chair of the meeting and preside, in the following order of precedence:
(i)    the Chair, if any;

(ii)    the Vice Chair, if any,
(iii)    the President (if a Director);
(iv)    any Director chosen by a majority of the Directors present.
The Secretary or any person whom the chair of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.
SECTION 3.7. Committees of the Board. The Corporation elects to be governed by Section 141(c)(2) of the General Corporation Law. The Board may designate one (1) or more committees, each committee to consist of one (1) or more Directors. The Board may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board, to the extent permitted by law and to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
SECTION 3.8. Directors’ Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all the members of the Board or such committee. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board or such committee.
SECTION 3.9. Action by Means of Telephone or Other Communications Equipment. Any one (1) or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
SECTION 3.10.Compensation. Directors shall not receive any stated salary for their services as Directors or as members of committees, except as fixed or determined by resolution of the Board. No such compensation or reimbursement shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
SECTION 3.11.Interested Directors. No contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one (1) or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.
ARTICLE IV.
OFFICERS
SECTION 4.1. Officers. The officers of the Corporation shall be the President, the Secretary and a Treasurer and may include a Chair or two (2) Co-Chairs, a Vice Chair, one (1) or more Vice Presidents (including, one (1) or more Executive and/or Senior Vice Presidents), a Chief Financial Officer, one (1) or more Assistant Secretaries, one (1) or more Assistant Treasurers and such other officers as the Board may determine. Any two or more offices may be held by the same person.
SECTION 4.2. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or by resolution of the Board and, to the extent not so provided, as generally pertains to their respective offices, subject to the control of the Board.
SECTION 4.3. Term of Office, Resignation and Removal.
(a) Each officer, except such officers as may be appointed in accordance with the provision of Section 4.4 or Section 4.5, shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his or her successor has been appointed and qualified or his or her earlier death, resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his or her duties.
(b) Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board, the Chair, the President or the Secretary. Such resignation shall take effect at the time or upon the occurrence of some other event specified in such notice or, if such a time or such an event be not specified, then such resignation shall take effect upon receipt thereof by the Board, the Chair, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

(c) All officers and agents appointed by the Board or the President shall be subject to removal, with or without cause, at any time by the Board or by any officer upon whom such power of removal may be conferred by the Board, but such removal shall be without prejudice to the contractual rights of such officer or agent, if any, with the Corporation.
SECTION 4.4. Subordinate Officers. The Board may empower the President to appoint such other officers as the business of the Corporation may require, each of whom shall hold the office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board or President may from time to time determine.
SECTION 4.5. Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board or the President, provided that action of the President to fill vacancies shall be subject to the discretion and authority of the Board. Any officer appointed by the Board or the President, as applicable, to fill any such vacancy shall serve only until such time as the unexpired term (if applicable) of his or her predecessor expires unless reappointed by the Board or the President, as applicable, subject to his or her earlier death, resignation or removal.
SECTION 4.6. The Chair or Co-Chairs. The Chair, if one (1) shall be appointed, or Co-Chairs, if they shall be appointed, shall have the power to call special meetings of stockholders, to call special meetings of the Board and, if present, to preside at all meetings of stockholders and all meetings of the Board. The Chair or Co-Chairs shall perform all duties incident to the office of Chair and all such other duties as may from time to time be assigned to him, her or them by the Board or these Bylaws.
SECTION 4.7. The Vice Chair. The Vice Chair, if one (1) shall be appointed, shall perform such duties as may from time to time be assigned to him or her by the Board or the Chair, and in the absence or disability of the Chair, shall perform the duties and exercise the powers of the Chair.
SECTION 4.8. The President. The President shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The President shall perform all duties incident to the office of President and all such other duties as may from time to time be assigned to him or her by the Board or these Bylaws. Unless otherwise determined by the Board, the Chief Executive Officer shall serve as the President.
SECTION 4.9. Vice Presidents. Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the President and perform such other duties as the Board or the President shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.
SECTION 4.10.Chief Financial Officer. The Chief Financial Officer shall perform such duties as are customary for a chief financial officer to perform and such other duties as the Board or the President shall prescribe.

SECTION 4.11.The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He or she shall give or cause to be given notice of all meetings of stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chair or the President and shall act under the supervision of the President. He or she shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his or her signature or by the signature of the Treasurer of the Corporation (the “Treasurer”) or an Assistant Secretary or Assistant Treasurer of the Corporation. He or she shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chair or the President may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, the Chair or the President.
SECTION 4.12.Assistant Secretaries. Assistant Secretaries of the Corporation (“Assistant Secretaries”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and shall perform such other duties as the Board or the Secretary shall prescribe, including the performance of any of the duties of the Secretary or the exercise of any of the powers of the Secretary, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.
SECTION 4.13.The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He or she shall disburse the funds of the Corporation under the direction of the Board and the President. He or she shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his or her accounts whenever the Board, the Chair or the President shall so request. He or she shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all of the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, he or she shall give bonds for the faithful discharge of his or her duties in such sums and with such sureties as the Board shall approve.
SECTION 4.14.Assistant Treasurers. Assistant Treasurers of the Corporation (“Assistant Treasurers”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

ARTICLE V.
SHARES AND TRANSFERS OF SHARES
SECTION 5.1. Certificated and Uncertificated Shares. Shares shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by certificate until such certificate is surrendered to the Corporation. To the extent that shares are represented by certificates, such certificates shall be in such form or forms as shall be approved by the Board. Such certificate shall be issued in consecutive order and shall be numbered in the order of their issue. The certificate shall be signed by or in the name of the Corporation by any two (2) authorized officers which shall include, without limitation, the Chair or Vice-Chair of the Board (if officers), the President, any Executive Vice President, Senior Vice President or Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on a certificate may be a facsimile. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or register of the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.
SECTION 5.2. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof and accordingly shall not be bound to recognize any equitable of other claim to or interest in the shares on the part of any other person whether or not it shall have express or other notice thereof except as otherwise provided by the laws of the State of Delaware.
SECTION 5.3. Transfers of Shares. Registration of transfers of shares shall be made only on the books of the Corporation upon request of the registered holder of such shares, or of his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and, if the shares are represented by certificates, upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.
SECTION 5.4. Addresses of Stockholders. Each stockholder shall designate to the Secretary or transfer agents of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such stockholder.
SECTION 5.5. Lost, Destroyed and Mutilated Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board or the transfer agents and registrars may, in their discretion, require the recordholder of the shares or his or her legal representative to give the Corporation a bond sufficient to indemnify the Corporation and said transfer agents and registrars against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
SECTION 5.6. Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these Bylaws or applicable law, concerning the issue, transfer and registration of certificated or uncertificated shares.
SECTION 5.7. Fixing Date for Determination of Stockholders of Record.
(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
SECTION 5.8. Transfer Agents and Registrars. The Board may appoint or authorize any officer or officers to appoint one (1) or more transfer agents and one (1) or more registrars.

ARTICLE VI.
SEAL
SECTION 6.1. Seal. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware”.
ARTICLE VII.
FISCAL YEAR
SECTION 7.1. Fiscal Year. The fiscal year of the Corporation shall end on the thirty first day of December of each year unless changed by resolution of the Board.
ARTICLE VIII.
VOTING OF SHARES IN OTHER CORPORATIONS
SECTION 8.1. Voting of Securities in Other Entities. Unless otherwise provided by resolution adopted by the Board, the Chair, the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President or Vice President of the Corporation may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 8.1 which may be delegated to an attorney or agent may also be exercised directly by the Chair, the Chief Executive Officer, the President, or any Executive Vice President, Senior Vice President or Vice President of the Corporation.
ARTICLE IX.
INDEMNIFICATION, ADVANCEMENT AND INSURANCE
SECTION 9.1. Indemnification; Advancement.
(a) Subject to Section 9.1(c) of these Bylaws, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter by amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as provided in Section 9.1(e), the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person (which shall not include counterclaims or cross claims initiated by others) only if commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board.
(b) The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article IX or otherwise.
(c) To the extent that a Covered Person has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 9.1(a) of these Bylaws, or in defense of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Covered Person in connection therewith.
(d) Any indemnification under Section 9.1(a) of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 145 of the General Corporation Law. Such determination shall be made, with respect to a Covered Person who is a Director or officer of the Corporation at the time of such determination: (i) by a majority vote of the Directors who are not parties to such Proceeding, though less than a quorum, (ii) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation. Such determination shall be made, with respect to a Covered Person who is a former Director or officer of the Corporation, by a person or persons having the authority to act on the matter on behalf of the Corporation.
(e) If a claim for indemnification (following the final disposition of the Proceeding to which such claim relates) or advancement of expenses under this Article IX is not paid in full within twenty-five (25) days after the Corporation has received a claim therefor by the Covered Person, such Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, such Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the person seeking indemnification or advancement of expenses is not entitled to the requested indemnification or advancement of expenses under applicable law.
(f) The rights conferred on any Covered Person by this Article IX shall not be deemed exclusive of any other rights to which such Covered Person may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested Directors or otherwise.
(g) For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, employees or agents so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
(h) For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; and references to “serving at the request of the Corporation” shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such Director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.
(i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrator of such a person.
(j) Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of a Proceeding for which indemnification or advancement of expenses is sought.
(k) The Corporation may grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.
(l) The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
SECTION 9.2. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the General Corporation Law.
ARTICLE X.

AMENDMENTS
SECTION 10.1.Amendments. Unless otherwise provided in the Certificate of Incorporation, any Bylaw (including these Bylaws) may be adopted, altered, amended, rescinded or repealed by the stockholders pursuant to the vote of the holders of record of at least 66 2/3% of the combined voting power of all of the outstanding stock of the Corporation entitled to vote in respect thereof, voting together as a single class, or by the affirmative vote of a majority of the whole Board.

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